Exhibit 1.01

CONFLICT MINERALS REPORT
For The Year Ended December 31, 2025

Introduction

All references to “the Company,” “we,” “our” and “us” in this Conflict Minerals Report (this “Report”) refer to QuidelOrtho Corporation (“QuidelOrtho”) and its subsidiaries.

This Report of the Company for the year ended December 31, 2025 (“calendar year 2025”) is presented to comply with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Rule imposes certain reporting obligations on registrants who manufacture products, or contract to manufacture products, containing certain minerals which are necessary to the functionality or production of those products. These minerals are cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (“3TG” or “Conflict Minerals”). The Rule focuses on 3TG emanating from the Democratic Republic of Congo (“DRC”) region and nine adjoining countries (together, the “Covered Countries”). If, based on a Reasonable Country of Origin Inquiry (“RCOI”), an issuer has reason to believe that any of the Conflict Minerals in its supply chain may have originated in the Covered Countries and may not be from recycled or scrap sources, then the issuer must exercise due diligence on the Conflict Minerals’ source and chain of custody and submit a report to the Securities and Exchange Commission (“SEC”) that includes a description of those due diligence measures.

This Report relates to the process undertaken for our products that were manufactured, or contracted to be manufactured, during calendar year 2025 and that contain or may contain Conflict Minerals.

Company Overview

Our vision is to advance diagnostics to power a healthier future. With our expertise in immunoassay and molecular testing, clinical chemistry and transfusion medicine, we aim to provide clarity to clinicians and patients to help create better health outcomes. Our global infrastructure and commercial reach support our customers across more than 140 countries and territories with quality diagnostics, a broad test portfolio and market-leading service. We operate globally with manufacturing facilities in the U.S., U.K. and China and with sales centers, administrative offices and warehouses located throughout the world.

We currently sell our products directly to end users through a direct sales force and through a network of distributors, for professional use in physician offices, hospitals, clinical laboratories, reference laboratories, urgent care clinics, universities, retail clinics, pharmacies, wellness screening centers, other point-of-care settings, blood banks and donor centers, as well as for individual, non-professional, over-the-counter use.

Description of Our Products Covered by This Report

This Report relates to our products: (i) that contain or may contain 3TG; (ii) that were manufactured, or contracted to be manufactured, by us; and (iii) for which the manufacture was completed during calendar year 2025. During this reporting period, we identified the following products as meeting this standard: our ORTHO OPTIX™ Reader, ORTHO VISION™ Max Swift Analyzer, ORTHO VISION Swift Analyzer, ORTHO™ Workstation, SAVANNA™ Real-Time PCR Testing Platform, SOFIA™ Analyzer, SOFIA™ 2 Analyzer, QUIDEL™ TRIAGE™ System, VITROS™ 4600 Chemistry System, VITROS ECiQ Immunodiagnostic System, VITROS 3600 Immunodiagnostic System, VITROS 5600 Integrated System, VITROS XT 7600 Integrated System, and VITROS XT 3400 Chemistry System.

Supply Chain

Our supply chain is complex and there are many third parties in the supply chain between the ultimate manufacture of our products and the original sources of 3TG. In this regard, we do not purchase 3TG directly from mines, smelters or refiners. We must therefore rely on our suppliers to provide information regarding the origin of the 3TG that is contained in our products. Moreover, we believe that the smelters and refiners of the 3TG are best situated to identify the sources of 3TG, and therefore have taken steps to identify the applicable smelters and refiners of 3TG that may be in our supply chain.

Conflict Minerals Compliance Program

We performed a RCOI on suppliers we believe provided materials or components containing 3TG necessary to the manufacturing of our products during calendar year 2025. Since many of our suppliers in calendar year 2025 provided similar materials or components containing 3TG as in calendar year 2024, we omitted suppliers from the scope of our 2025 RCOI who did not provide materials or components containing 3TGs based on data from the 2024 RCOI and did not add new parts compared to calendar year 2024 or earlier. As a result, fewer suppliers were contacted as part of this year’s process compared to the prior year - a total of 179 suppliers were contacted, and 159 suppliers, or 89%, responded to our RCOI. Our suppliers identified 336 valid smelters and refineries (“Smelters”) that may be in our supply chain. Of these 336 Smelters, we identified 48 as either sourcing or potentially sourcing 3TG from the Covered Countries. Our due diligence review indicated that 33 of these Smelters have been audited and recognized as conformant to the Responsible Minerals Assurance Process (“RMAP”). The remaining 15 Smelters potentially sourcing from the Covered Countries were subject to our due diligence process, which we designed to conform, in all material respects, with the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”), including related supplements. Below is a summary of the design of our due diligence program as it relates to the five-step framework under the OECD Guidance.

(1) Step One: Establish Strong Management Systems

Step 1A - Conflict Minerals Policy. We have adopted a policy on conflict minerals in accordance with the OECD Guidance that is publicly available at www.quidelortho.com through the “Investor Relations” link under the heading “Governance.” Our policy sets forth our commitment to sourcing components and materials from companies that share our values regarding respect for human rights, integrity, and environmental responsibility. Our policy is communicated directly to our suppliers as part of the RCOI process and upon customer request, is communicated to customers in our Conflict Minerals Reporting Template (“CMRT”).

Step 1B - Conflict Minerals Internal Management Structure. We have established a team comprised of representatives from our operations and legal departments to support our supply chain due diligence efforts and report its findings to a senior member of the supply chain management organization. This cross-functional internal team is also responsible for maintaining compliance with applicable SEC guidance, including the Rule, the adopting release associated with the Rule, and the related FAQs published by the SEC staff. In calendar year 2025, we engaged Claigan Environmental Inc. (“Claigan”), a recognized third-party professional consultant, to assist the Company in our efforts to implement the due diligence process in accordance with the OECD Guidance.

Step 1C - System of Controls Transparency, Information Collection and Control Over Supply Chain. We implemented a detailed process to collect required supplier and Smelter RCOI and due diligence data. The lists of RMAP conformant Smelters and Smelters actively working towards conformance provide a method of identifying potential risks in our supply chain. Additional details on the supply chain data gathering are included in the “Supplier RCOI” and “Due Diligence” sections of this Report. In addition, we retain documentation with respect to our due diligence compliance process in accordance with our record retention requirements. Our policy is to retain supplier, RCOI and due diligence data that we collect for at least five years.

Step 1D - Supplier Engagement. In calendar year 2025, we engaged Claigan to assist us in engaging with suppliers during the RCOI process. Additionally, in calendar year 2025, QuidelOrtho’s supplier terms and conditions required suppliers to comply with the Rule and provide information upon request to verify compliance. If a supplier is not in compliance with the Rule, the supplier must develop, implement and document plans to remedy such non-compliance.

Step 1E - Grievance Mechanism. We provide an ethics hotline so that our employees and suppliers can anonymously report any concerns, including those related to Conflict Minerals. We also maintain an e-mail address (conflictminerals@quidelortho.com) for suppliers and employees to report violations, ask questions and voice concerns regarding Conflict Minerals.

(2) Step Two: Identify and Assess Risks in the Supply Chain

In calendar year 2025, we conducted our RCOI and due diligence process with the assistance of Claigan. When suppliers did not respond, there were up to 3 attempts to request their CMRT.

Supplier RCOI

We designed our supplier RCOI process to identify the Smelters in our supply chain. Our supplier RCOI process for calendar year 2025 included:

•developing a list of all suppliers providing 3TG-containing components necessary to the functionality of our products;
•contacting each supplier and requesting Conflict Minerals data using the industry standard CMRT;
•reviewing supplier responses for accuracy and completeness and following up with suppliers when there are apparent inaccuracies or omissions;
•aggregating supplier-provided Smelters into a single unique list of Smelters meeting the definition of a Smelter under one of three industry-recognized audit protocols; and
•reviewing and validating the final Smelter list (and comparing it to industry peers) to determine if we reasonably identified all the Smelters in our supply chain.

Through the supplier RCOI process we identified 336 Smelters in our supply chain.

Due Diligence

We endeavored to engage with each Smelter identified in our supply chain to determine whether they sourced from the Covered Countries. For Smelters for which we could confirm, either directly or through industry associations, that they did not source from the Covered Countries but who were not recognized as conformant to the RMAP, we reviewed publicly available information to determine whether there was any evidence that contradicted the Smelter’s declaration. In doing so, we reviewed sources such as NGO publications and the most recent United Nations Group of Experts reports on the DRC, in addition to performing public internet searches.

If Smelters did not respond to our inquiry, we reviewed the same publicly available sources to determine whether there was reason to believe the Smelter may have sourced from the Covered Countries during calendar year 2025.

We categorized Smelters that are sourcing or potentially sourcing from the Covered Countries and not currently RMAP conformant as high-risk, in alignment with the OECD Guidance. We conducted the risk mitigation procedures described below on all high-risk Smelters.

Of the 336 unique Smelters identified, 48 Smelters source, or there was reason to believe they may source, from the Covered Countries. We determined that 33 of these 48 Smelters have been audited and recognized as conformant to the RMAP. We conducted risk mitigation on the remaining 15 Smelters. Since most suppliers provide company level responses, which may include Smelter information for materials or components not sold to the Company, we are unable to determine whether any 3TG in our products was actually supplied from these Smelters. A list of Smelters identified by our suppliers as potentially in our supply chain and the known countries from which such Smelters may have sourced necessary 3TG is set forth in Annex I below.

(3) Step Three: Design and Implement a Strategy to Respond to Identified Risks

We conducted risk mitigation on 15 Smelters that were identified as non-conformant to the RMAP and were sourcing or potentially sourcing from the Covered Countries. Our risk mitigation was designed in accordance with the OECD Guidance and was reported to our Chief Operations Officer in accordance with the OECD Guidance.

As part of our risk mitigation process, we performed additional due diligence to determine if there was reason to believe the Smelters directly or indirectly financed or benefited armed groups in the DRC or Covered Countries. We also attempted to verify with internal stakeholders and relevant suppliers whether the 3TGs from the Smelter in question were actually in our supply chain during calendar year 2025. Finally, if necessary and where possible, we engaged directly with the Smelter to encourage them to become audited and recognized as conformant to the RMAP.

We did not require the removal of Smelters if there was no reason to believe they were directly or indirectly financing or benefitting armed groups in the Covered Countries. However, we plan to re-evaluate the appropriateness of these Smelters in our supply chain in 2026.

We are committed to continued improvement in our due diligence process to further mitigate the risk that the 3TG materials in our products could directly or indirectly benefit or finance armed groups in the Covered Countries. We continue to engage with our suppliers to increase supplier response rates and improve the timeliness, accuracy, and comprehensiveness of the supplier survey responses we receive. We also continue to work with our suppliers to encourage them to source from RMAP conformant Smelters when sourcing material from the Covered Countries. Finally, we are attempting to engage with Smelters sourcing from the Covered Countries to encourage them to become audited to a protocol recognized by the RMAP.

(4) Step Four: Third-Party Audit

As discussed above, we do not have a direct relationship with 3TG Smelters, nor do we perform direct audits of these entities that provide our supply chain with Conflict Minerals. However, we do rely upon the Responsible Minerals Initiative’s efforts to influence Smelters to get audited and certified through RMAP, the London Bullion Market Association Good Delivery Program or the Responsible Jewellery Council Chain-of-Custody Certification.

(5) Step Five: Report on Supply Chain Due Diligence

As indicated in the Form SD, we have filed this Report with the SEC and have made this Report available on our website at www.quidelortho.com through the “Investor Relations” link under the heading “Governance.”

Limitations

As a downstream purchaser of 3TG, our due diligence measures cannot provide absolute assurance regarding the source and chain of custody of the necessary Conflict Minerals. Our due diligence processes require us to seek data from our suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary Conflict Minerals. We also rely on third-party audit programs and other industry efforts and information.

A number of factors could introduce errors or otherwise affect our determinations, including, but not limited to, gaps in supplier data, gaps in Smelter data, errors or omissions by suppliers, errors or omissions by Smelters, confusion over SEC requirements, gaps in supplier education and knowledge, timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier and Smelter unfamiliarity with the reporting process, oversights or errors in conflict-free Smelter audits, Covered Country sourced materials being declared secondary materials, certification programs not being equally advanced for all industry segments and metals, and smuggling of Conflict Minerals to countries beyond the Covered Countries.

Forward-Looking Statements

This Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements are any statement contained herein that is not strictly historical, including, but not limited to, certain statements regarding our future plans and initiatives for our Conflict Minerals due diligence process and related risk mitigation strategies. Without limiting the foregoing, the words “may,” “will,” “could,” “would,” “should,” “might,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” “continue,” “aim,” “strive,” “seek” or similar words, expressions or the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Such statements are based on the beliefs and expectations of our management as of the date of this Report and are subject to significant known and unknown risks and uncertainties. Actual results or outcomes may differ significantly from those set forth or implied in the forward-looking statements. The following factors, among others, could cause actual results or outcomes to differ from those set forth or implied in the forward-looking statements: failure to carry out the plans set forth in this Report in a timely manner or at all; lack of cooperation or progress by our suppliers, their respective suppliers and Smelters; lack of progress in Smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities) or the plans set forth in this Report not being effective; and other macroeconomic, geopolitical, market, business, competitive and/or regulatory factors affecting our business generally, including those arising from the effects of announced or future or amended tariffs, trade policies, investigations and global trade relations, as well as those discussed under Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 28, 2025 and subsequent reports filed with the SEC. Investors should not rely on forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. All forward-looking statements are based on information currently available to us and speak only as of the date of this Report. We undertake no obligation to update any of the forward-looking information or time-sensitive information included in this Report, whether as a result of new information, future events, changed expectations or otherwise, except as required by law.

The content of any website referred to in this Report is included for general information only and is not incorporated by reference in this Report.

Annex I

Smelters and Refineries

In connection with our RCOI and due diligence process, as applicable, our suppliers identified the Smelters listed below, sorted by mineral, as potentially having processed the necessary 3TG contained in our in-scope products in calendar year 2025.

3TG Metal	Standard Smelter Name	Smelter ID
Gold	8853 S.p.A.	CID002763
Gold	ABC Refinery Pty Ltd.	CID002920
Gold	Abington Reldan Metals, LLC	CID002708
Gold	Advanced Chemical Company	CID000015
Gold	African Gold Refinery*	CID003185
Gold	Agosi AG	CID000035
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Al Etihad Gold Refinery DMCC	CID002560
Gold	Albino Mountinho Lda.	CID002760
Gold	Alexy Metals	CID003500
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058
Gold	Argor-Heraeus S.A.	CID000077
Gold	ASAHI METALFINE, Inc.	CID000082
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Attero Recycling Pvt Ltd	CID004697
Gold	AU Traders and Refiners	CID002850
Gold	Augmont Enterprises Private Limited	CID003461
Gold	Aurubis AG	CID000113
Gold	Bangalore Refinery	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden Mineral AB (Ronnskar)	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	Caridad	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Gold	Cendres + Métaux S.A.	CID000189
Gold	CGR Metalloys Pvt Ltd.	CID003382
Gold	Chimet S.p.A.	CID000233
Gold	Chugai Mining	CID000264
Gold	Coimpa Industrial LTDA	CID004010
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867
Gold	Dijllah Gold Refinery FZC	CID003348
Gold	Dongwu Gold Group	CID003663
Gold	Dowa	CID000401
Gold	DSC (Do Sung Corporation)	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425
Gold	Elite Industech Co., Ltd.	CID004755
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489

Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490
Gold	Emirates Gold DMCC	CID002561
Gold	Fidelity Printers and Refiners Ltd.	CID002515
Gold	Fujairah Gold FZC	CID002584
Gold	Gasabo Gold Refinery Ltd*	CID005006
Gold	GG Refinery Ltd.	CID004506
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852
Gold	Gold by Gold Colombia	CID003641
Gold	Gold Coast Refinery	CID003186
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	Heimerle + Meule GmbH	CID000694
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CID002519
Gold	Heraeus Limited Hong Kong (HLH)	CID000707
Gold	Heraeus Precious Metals Germany (HPMG)	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773
Gold	HwaSeong CJ Co., Ltd.	CID000778
Gold	Impala Platinum – Platinum Metals Refinery (PMR)	CID004714
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	International Precious Metal Refiners	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Italpreziosi	CID002765
Gold	JALAN & Company	CID002893
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Co., Ltd.	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JSC Novosibirsk Refinery	CID000493
Gold	JSC Uralelectromed*	CID000929
Gold	JX Advanced Metals Corporation	CID000937
Gold	K.A. Rasmussen	CID003497
Gold	Kazakhmys Smelting LLC	CID000956
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	KGHM Polska Miedź Spółka Akcyjna	CID002511
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	Korea Zinc Co., Ltd.	CID002605
Gold	Kundan Care Products Ltd.	CID003463
Gold	Kyrgyzaltyn JSC	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865
Gold	L'Orfebre S.A.	CID002762
Gold	Lingbao Gold Co., Ltd.	CID001056
Gold	LT Metal Ltd.	CID000689
Gold	LS MnM Inc.	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.**	CID001093
Gold	Marsam Metals	CID002606
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	MD Overseas	CID003548
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575
Gold	Metallix Refining Inc.	CID003557
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152

Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	CID001161
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	CID005014
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	MKS PAMP SA	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	Modeltech Sdn Bhd	CID002857
Gold	Morris and Watson	CID002282
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	NH Recytech Company	CID003189
Gold	Nihon Material Co., Ltd.	CID001259
Gold	NOBLE METAL SERVICES	CID003690
Gold	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	CID001326
Gold	Pease & Curren	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Gold	Planta Recuperadora de Metales SpA	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Précinox S.A.	CID001498
Gold	QG Refining, LLC	CID003324
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	REMONDIS PMR B.V.	CID002582
Gold	Royal Canadian Mint	CID001534
Gold	SAAMP	CID002761
Gold	Sabin Metal Corp.	CID001546
Gold	Safimet S.p.A	CID002973
Gold	SAFINA A.S.	CID002290
Gold	SAM Precious Metals FZ-LLC	CID003666
Gold	Samduck Precious Metals	CID001555
Gold	Samwon Metals Corp.	CID001562
Gold	SEMPSA Joyería Platería S.A.	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	CID001916
Gold	Shandong Humon Smelting Co., Ltd.	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CID004435
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527
Gold	Shirpur Gold Refinery Ltd.	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	Singway Technology Co., Ltd.	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	SOLEIL METALS (Chala One Plant)	CID004704
Gold	SOLEIL METALS (YAKARI Plant)	CID004705
Gold	Sovereign Metals	CID003383

Gold	State Research Institute Center for Physical Sciences and Technology	CID003153
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	SungEel HiMetal Co., Ltd.	CID002918
Gold	Super Dragon Technology Co., Ltd.	CID001810
Gold	T.C.A S.p.A	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	CID004491
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Tongling (Jinguan) Nonferrous Jinguan Copper Industry	CID001947
Gold	TOO Tau-Ken-Altyn	CID002615
Gold	Torecom	CID001955
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi S.A.	CID002003
Gold	WEEEREFINING	CID003615
Gold	Gold Corporation - The Perth Mint	CID002030
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	Yamakin Co., Ltd.	CID002100
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Yunnan Copper Southwest Copper Branch	CID000197
Gold	Zhongkuang Gold Industry Co., Ltd.	CID002214
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Gold	Zijin Mining Group Gold Smelting Co. Ltd.**	CID002243
Tantalum	5D Production OU	CID003926
Tantalum	AMG Brasil	CID001076
Tantalum	D Block Metals, LLC	CID002504
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CID004813
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tantalum	KEMET de Mexico	CID002539
Tantalum	Materion Newton Inc.	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mineração Taboca S.A.	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	NPM Silmet AS	CID001200
Tantalum	PowerX Ltd.	CID004054
Tantalum	Resind Indústria e Comércio Ltda.	CID002707
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemical Co., Ltd.	CID001869
Tantalum	TANIOBIS Co., Ltd.	CID002544
Tantalum	TANIOBIS GmbH	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550

Tantalum	Telex Metals	CID001891
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522
Tin	Alpha Assembly Solutions Inc	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Tin	Aurubis Beerse	CID002773
Tin	Aurubis Berango	CID002774
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190
Tin	China Tin Group Co., Ltd.	CID001070
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486
Tin	CRM Synergies	CID003524
Tin	CV Ayi Jaya	CID002570
Tin	Dongguan Best Alloys Co., Ltd.	CID000377
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356
Tin	Dowa	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Tin	EM Vinto	CID000438
Tin	Estanho de Rondônia S.A.	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582
Tin	Fenix Metals	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tin	Global Advanced Metals Greenbushes Pty Ltd.	CID004754
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CID004796
Tin	Luna Smelter, Ltd.	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	CID004434
Tin	Melt Metais e Ligas S.A.	CID002500
Tin	Metallic Resources, Inc.	CID001142
Tin	Mineração Taboca S.A.	CID001173
Tin	Mining Minerals Resources SARL	CID004065
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	Modeltech Sdn Bhd	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	Novosibirsk Tin Combine	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	Operaciones Metalúrgicas S.A.	CID001337
Tin	P Kay Metal, Inc	CID005189
Tin	Precious Minerals and Smelting Limited	CID003409
Tin	PT Aries Kencana Sejahtera	CID000309

Tin	PT Arsed Indonesia	CID005067
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	PT Bangka Prima Tin	CID002776
Tin	PT Cipta Persada Mulia	CID002696
Tin	PT Masbro Alam Stania	CID003380
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Mitra Sukses Globalindo	CID003449
Tin	PT Premium Tin Indonesia	CID000313
Tin	PT Prima Timah Utama	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868
Tin	PT Rajehan Ariq	CID002593
Tin	PT Timah Tbk Kundur	CID001477
Tin	PT Timah Tbk Mentok	CID001482
Tin	Resind Indústria e Comércio Ltda.	CID002706
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	CID004692
Tin	Rui Da Hung	CID001539
Tin	Super Ligas	CID002756
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	CID004403
Tin	Thaisarco	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180
Tin	Tin Technology & Refining	CID003325
Tin	VQB Mineral and Trading Group JSC	CID002015
Tin	Woodcross Smelting Company Limited	CID004724
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397
Tungsten	A.L.M.T. Corp.	CID000004
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	Cronimet Brasil Ltda	CID003468
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Global Tungsten & Powders LLC.	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	H.C. Starck Tungsten GmbH	CID002541
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417
Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513
Tungsten	Hydrometallurg, JSC	CID002649
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	CID005012
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408
Tungsten	Kenee Mining Corporation Vietnam	CID004619
Tungsten	Kennametal Fallon	CID000966
Tungsten	Kennametal Huntsville	CID000105

Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO., LTD	CID005017
Tungsten	Lianyou Metals Co., Ltd.	CID003407
Tungsten	Lianyou Resources Co., Ltd.	CID004397
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Masan High-Tech Materials	CID002543
Tungsten	Moliren Ltd.	CID002845
Tungsten	Nam Viet Cromit Joint Stock Company	CID004034
Tungsten	Niagara Refining LLC	CID002589
Tungsten	NPP Tyazhmetprom LLC	CID003416
Tungsten	OOO “Technolom” 1	CID003614
Tungsten	OOO “Technolom” 2	CID003612
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	CID004797
Tungsten	Philippine Carreytech Metal Corp.	CID004438
Tungsten	S.P.T. spol.s.r.o,	CID005068
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542
Tungsten	Tungsten Vietnam Joint Stock Company	CID003993
Tungsten	Tungamoy Metals Inc.	CID005248
Tungsten	Unecha Refractory Metals Plant	CID002724
Tungsten	Uzbekistan Technological Metallurgical Complex JSC	CID002660
Tungsten	Wolfram Bergbau and Hütten AG	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662

*African Gold Refinery (CID003185) and JSC Uralelectromed (CID000929) were added to the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC) sanctions list as of March 17, 2022 and July 20, 2023, respectively. OJSC Krastsvetmet (CID001326) was sanctioned by the United Kingdom on November 8, 2023. Gasabo Gold Refinery (CID005006) was sanctioned by the European Union on March 17, 2025. QuidelOrtho does not purchase materials from or conduct any business directly with these facilities. Most of QuidelOrtho’s suppliers provide smelter data at a company-wide level. As such, QuidelOrtho is unable to confirm whether African Gold Refinery, JSC Uralelectromed, OJSC Krastsvetmet or Gasabo Gold Refinery were in the Company’s supply chain during calendar year 2025.
**Certain of our in-scope suppliers reported the presence of this entity, whose parent company is listed in the U.S. Department of Homeland Security’s Uyghur Forced Labor Prevention Act Entity List in January 2025. Due to the over-reporting nature of the industry CMRT information collection process, and the nature of our and our subsidiaries’ supply chains, we are unable to confirm whether or not this, or any, smelter or refiner is or was active in our supply chain.

Country of Origin Information

For calendar year 2025, the countries of origin of the 3TG processed by the Smelters listed above may have included the below listed countries. In addition, some of the listed Smelters may have processed 3TG originating from recycled or scrap sources. This list is based on information obtained through direct Smelter engagement and independent research.

Angola	Liberia
Australia	Malaysia
Austria	Mali
Azerbaijan	Mexico
Bolivia	Mongolia
Brazil	Mozambique
Burkina Faso	Namibia
Burundi	New Zealand
Canada	Nigeria
Chile	Papua New Guinea
China	Peru
Colombia	Philippines
DRC	Poland
Eswatini	Russia
Europe	Rwanda
Finland	South Africa
Germany	Spain
Ghana	Sweden
Guinea	Tanzania
India	Turkey
Indonesia	UAE
Ivory Coast	Uganda
Japan	USA
Kazakhstan	Uzbekistan
Kenya	Venezuela
Korea	Vietnam
Kyrgyzstan	Zambia
Laos	Zimbabwe